Exhibit 10.1.8

PROMISSORY NOTE

$5,000,000

Detroit, Michigan

August 19, 2003

FOR VALUE RECEIVED, the undersigned, Staktek Holdings, Inc., a Michigan corporation (herein called “Company”), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called “Bank”), in lawful currency of the United States of America, the principal sum of FIVE MILLION DOLLARS ($5,000,000), payable on the Maturity Date, when the entire unpaid balance of principal, interest and all other sums hereunder shall be due and payable in full (unless sooner accelerated in accordance with the terms of this Note).

Interest accruing hereunder shall bear interest from August 20, 2003 on the unpaid principal balance hereof from time to time outstanding, at a rate per annum equal to the Prime-based Rate, subject to the provisions of this Note. Interest shall be payable monthly on the last Business Day of each month, commencing on September 30, 2003, and at maturity (whether by acceleration or otherwise). Notwithstanding the foregoing and unless waived by the Bank in writing, from and after the occurrence of a Default and during the continuation thereof, the principal outstanding under this Note shall bear interest payable on demand, at a rate per annum equal to two percent (2%) above the rate which would otherwise be applicable. Interest on this Note shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The Prime-based Rate shall change on the effective date of any change in the Prime Rate.

The amount from time to time outstanding under this Note, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be prima facie evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Company of its obligations to repay Bank all amounts payable by Company to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

In the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rate(s) set forth in this Note.

All payments to be made by Company to Bank under or pursuant to this Note shall be in immediately available funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected. The Bank may charge any account of Company with Bank for all sums due hereunder when due in accordance with the terms hereof.

At its option and upon three (3) Business Days’ prior written, telephonic or telegraphic notice to the Bank, the Company may prepay a portion of this Note in whole or in part from time to time, without premium or penalty but with accrued interest on the principal being prepaid to the date of such prepayment, provided that each partial prepayment shall be in an amount not less than $100,000 or an integral multiple thereof.

In the event that, after the date hereof, any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Bank shall promptly notify Company of such fact and Company shall pay to Bank, within fifteen (15) days of Company’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to Company, shall be presumed correct for all purposes absent manifest error.

Company hereby covenants and agrees that it shall deliver to Bank the financial reports and other documentation as required by Section 7.1 of that certain Revolving Credit and Term Loan Agreement dated as of August 19, 2003 (the “Credit Agreement”) by and among the Company, SC Merger Sub, Inc., Research Applications, Inc., Comerica Bank, as Agent (“Agent”) and the other financial institutions party thereto, notwithstanding the payment of any indebtedness covered thereby or any amendment, supplement or termination of the Credit Agreement after the date hereof unless expressly approved, in writing, by the Bank in its capacity as the Bank hereunder. Company hereby further covenants and agrees that if, at any time, Comerica Bank ceases to be the Agent under and pursuant to the Credit Agreement, the Company shall promptly deliver to Bank copies of all notices required to be delivered by the Borrowers (as that term is defined in the Credit Agreement) to the Agent or the banks party to the Credit Agreement. Company hereby further represents and warrants that the representations and warranties of the Company contained in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof.

Upon (i) the non-payment when due of the principal, interest or fees in accordance with the terms hereof, (ii) any Loan Document ceasing to be valid, binding and enforceable against any Person party thereto for any reason and at any time (other than in accordance with the terms thereof), or the validity, binding effect or enforceability of any Loan Document shall be contested by any Person party thereto, or such Person shall deny that it has any or further liability or obligation under any Loan Document, or any such Loan Document shall be terminated (other than in accordance with the terms thereof), invalidated, revoked or set aside or in any way cease to give or provide to the Bank the benefits purported to be created thereby, (iii) the occurrence of any Event of Default under any Loan Document, or (iii) the occurrence and continuance of any Event of Default each as defined in, and under the terms and conditions of the Credit Agreement, such terms and conditions being incorporated herein by reference, notwithstanding the payment of any indebtedness covered thereby or any amendment, supplement or termination of the Credit Agreement after the date hereof unless expressly approved, in writing, by the Bank in its individual capacity as the Bank; then Bank, upon the occurrence and at any time during the continuance or existence of any of these conditions or events (each a “Default”), may at its option and without prior notice to Company (but after any cure period included in the definition of Event of Default under the Credit Agreement), declare any or all of the indebtedness hereunder to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the collateral, charge interest at the default rate provided in the Note, set off against the indebtedness hereunder any amounts owing by Bank to Company, and exercise any one or more of the rights and remedies to Bank by any agreement with Company or any Loan Document given to it under applicable law, or otherwise.

Company waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to Company, or release, substitution or nonenforcement of any security, or release or substitution of any guarantor or any other party, whether with or without notice, shall affect the obligations of Company. Company waives all defenses or right to discharge available under Section 3-605 of the Uniform Commercial Code and waives all other suretyship defenses or right to discharge. Company agrees that Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the indebtedness hereunder to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar institution, the identity of which institution is approved by Company, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of the Company shall not be required upon the occurrence and during the continuance of a Default, (ii) the approval of the Company shall not be required for any such sale, transfer, assignment or participation to the Affiliate of the Bank or any Federal Reserve Bank and (iii) no assignment shall be made or participation granted to an entity which is a competitor of the Company or any of its Subsidiaries without the consent of the Company, which consent may be withheld in the sole discretion of the Company. The Company authorizes the Bank to disclose to any prospective assignee or participant, once approved by the Company, any and all financial information in the Bank’s possession concerning the Company which has been delivered to the Bank pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement.

Company agrees to reimburse Bank, or any other holder or owner of this Note, for reasonable costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the indebtedness hereunder or incurred in any other matter or proceeding relating to this Note or the indebtedness hereunder.

Company acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by a duly authorized officer of Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

This Note shall bind Company and Company’s respective successors and assigns.

For the purposes of this Note, the following terms have the following meanings:

“Business Day” shall mean any day, other than a Saturday, Sunday or holiday, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan.

“Hazardous Material” shall mean any hazardous or toxic waste, substance or material defined or regulated as such in or for purposes of the Hazardous Material Laws.

“Hazardous Material Law(s)” shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and final, written directives issued by any federal, state, local or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any substance or material which is regulated for reasons of health, safety or the environment and which is present or alleged to be present on or about or used in any facilities owned, leased or operated by the Company or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air; any so-called “superfund” or “superlien” law; and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material, as now or at any time during the term of this Note in effect.

“Loan Document(s)” shall mean the Note, the Guaranty dated August 19, 2003 by and among Austin Ventures VII, L.P., a Delaware limited partnership, Austin Ventures VIII, L.P., a Delaware limited parntership and the Bank as the same may be amended, restated or otherwise modified from time to time and such other documents as may be executed in connection therewith.

“Maturity Date” means February 20, 2003.

“Person” shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

“Prime Rate” shall mean the per annum interest rate established by Bank as its prime rate for its companies, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time, and which Prime Rate shall change simultaneously with any change in such announced rate.

“Prime-based Rate” shall mean a per annum interest rate which is equal to the greater of (i) the Prime Rate; or (ii) the rate of interest equal to the sum of (a) one percent (1%) and (b) a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Bank, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

“Subsidiary(ies)” shall mean any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of the Company.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

Company agrees to pay, or reimburse the Bank for payment of, within five (5) Business Days of demand therefor (except for closing costs which shall be payable on the date hereof) (i) all reasonable closing costs and expenses, including, by way of description and not limitation, house and outside reasonable attorney fees (without duplication of fees and expenses for the same services) and advances, appraisal and accounting fees, and lien search fees incurred by Bank in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this Note or any amendment, refinancing or restructuring of the credit arrangements provided under this Note, and (ii) all stamp and other taxes (excluding income, franchise and other similar taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Note and any security agreements, pledge agreements or mortgages entered into in connection herewith and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees.

Company agrees to indemnify and hold Bank harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys’ fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Bank by reason of a Default, or enforcing the obligations of the Company or any Subsidiary under this Note or any related documents, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Note or any related documents, excluding, however, any loss, cost, damage, liability or expenses arising out of the gross negligence or willful misconduct of the Bank.

Company hereby agrees to defend, indemnify and hold harmless Bank, and its employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature (including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Bank in connection with the violation of Hazardous Material Laws, court costs and litigation expenses, excluding however, those arising out of the gross negligence or willful misconduct of the Bank or of the Person seeking indemnification, as the case may be) arising out of or related to (i) the presence, use, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Company or any of its Subsidiaries in violation of or non-compliance with applicable Hazardous Material Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of remediation or monitoring of all Hazardous Materials in violation of or non-compliance with applicable Hazardous Material Laws from all or any portion of any premises owned by any Subsidiary, (v) complying or coming into compliance with all Hazardous Material Laws and/or (vi) any violation of Hazardous Material Laws. The obligations of the Company under this paragraph shall be in addition to any and all other obligations and liabilities the Company may have to the Bank at common law or pursuant to any other agreement.

COMPANY AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS HEREUNDER.

Nothing herein shall limit any right granted Bank by any other instrument or by law.

STAKTEK HOLDINGS, INC.

By:	/s/ Joseph C. Aragona

Its:	President

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